EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

XENOMICS, INC.

AMENDMENT NO. 2 TO FORM 10-QSB FOR THE QUARTER ENDED APRIL 30, 2005
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Financial Officer of Xenomics, Inc., a Florida corporation (the "Company"). I am delivering this certificate in connection with Amendment No. 2 to Form 10-QSB of the Company for the quarter ended April 30, 2005 and filed with the Securities and Exchange Commission ("Amendment No. 2 to Form 10-QSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, Amendment No. 2 to Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in Amendment No. 2 to Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date March 15, 2006:

/s/ Frederick Larcombe

Name: Frederick Larcombe Title: Chief Financial Officer